Lawson Products Reports 2012 First Quarter Results

DES PLAINES, Ill. – April 26, 2012 – Lawson Products, Inc. (NASDAQ:LAWS) (“Lawson” or the “Company”), a distributor of products and services to the MRO marketplace, today announced its 2012 first quarter results for the period ending March 31, 2012.

Thomas Neri, president and chief executive officer, commented, “During the quarter, we continued to face revenue and expense challenges resulting from the operational issues that followed our ERP implementation in the third quarter of 2011 and weakness in the government segment. The effect of our operational issues in the third quarter has had a lagging impact on our customer retention. While the first quarter results were disappointing, I am pleased that we have made progress in resolving many of our ERP-related operational issues. Our focus is now on strengthening our customer relationships and engaging our sales force in restoring sales momentum.”

First Quarter Results

Net sales for the first quarter of 2012 were $76.0 million versus $82.6 million in the first quarter of 2011. The $6.6 million decrease was primarily driven by a decline of $4.4 million in sales within the government segment within bases that support troop deployment. We also generated lower freight revenues and experienced higher customer attrition. The declines were partially offset by one additional selling day and an increase within the strategic account segment. Average daily sales decreased 9.5% from the prior year quarter and 2.2% from the fourth quarter of 2011.

For the first quarter of 2012, gross profit was $41.3 million versus $49.9 million in the prior year period. The decrease as a percentage of sales from 60.5% to 54.4% was driven by lower freight recoveries, an increase in inventory reserves, and additional temporary labor. Additionally, a deliberate strategic shift toward higher volume national customers with lower margins and higher than normal attrition of smaller customers with higher margins negatively affected our results.

Total operating expenses decreased $2.0 million to $44.2 million in the quarter, compared to $46.2 million in the first quarter of 2011. Selling expenses decreased to $20.2 million in the first quarter of 2012 from $22.2 million in the prior year quarter, primarily due to lower compensation on reduced sales levels. General and administrative expenses were flat at $24.0 million for the first quarters of both 2012 and 2011.

Net loss for the first quarter of 2012 was $1.8 million, or $0.21 per diluted share, compared to net income of $2.0 million, or $0.23 per diluted share, in the prior year period.

Commenting on the results, Mr. Neri noted, “We have put programs in place to immediately address the current sales and gross profit trends, while managing our overall operating costs. Many of our recent investments necessarily have been of a long-term, transitional character. We believe the continued investments we are making in our business, including our state-of-the-art distribution center in McCook, Illinois and our revamped Web site will significantly improve our overall customer experience.”

Conference Call

Lawson Products, Inc. will conduct a conference call with investors to discuss first quarter 2012 results at 9:00 a.m. EST on April 26, 2012. A streaming audio of the call and an archived replay will be available on the Lawson Products investor relations section of Lawson’s website through May 10, 2012. The conference call is also available by direct dial at 877-317-6789 in the U.S. or 412-317-6789 from outside of the U.S. A replay of the conference call will be available approximately one hour after completion of the call through May 10, 2012. Callers can access the replay by dialing 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. The PIN access number for the replay is 10013133#.

About Lawson Products, Inc.

Founded in 1952, Lawson Products, Inc. (NASDAQ: LAWS), is an industrial distributor of more than 300,000 different maintenance and repair supplies. Lawson Products serves its customers through a dedicated team of sales representatives and employees. The Company services the industrial, institutional, commercial and government markets in all 50 U.S. states, Canada and Puerto Rico. You can learn more about the company on its Website, www.lawsonproducts.com.

This Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues,” “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause or contribute to such differences or that might otherwise impact the business and include the risk factors set forth in Item 1A of the December 31, 2011 Form 10-K filed on March 1, 2012. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements whether as a result of new information, future events or otherwise.

LAWSON PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2012	2011
Net sales	$75,962	$82,579
Cost of goods sold	34,628	32,640

Gross profit	41,334	49,939

Operating expenses	44,167	46,194
Operating income (loss)	(2,833)	3,745
Interest expense	(82)	(512)
Other income (expense), net	(7)	16

Income (loss) from continuing operations before income taxes	(2,922)	3,249

Income tax (benefit) expense	(1,137)	1,199

Income (loss) from continuing operations	(1,785)	2,050

Discontinued operations, net of income taxes	(13)	(30)

Net income (loss)	$(1,798)	$2,020

Basic income per share of common stock:
Continuing operations	$(0.21)	$0.24
Discontinued operations	—	—

Net income	$(0.21)	$0.24

Diluted income per share of common stock:
Continuing operations	$(0.21)	$0.24
Discontinued operations	—	(0.01)

Net income	$(0.21)	$0.23
Cash dividends declared per share of common stock	$0.12	$0.12

Basic weighted average shares outstanding	8,574	8,531
Diluted effect of stock based compensation	—	74

Diluted weighted average shares outstanding	8,574	8,605

Net comprehensive income (loss)	$(1,371)	$2,394

LAWSON PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,213	$2,116
Accounts receivable, less allowance for doubtful accounts	39,915	43,239
Inventories	58,795	55,498
Miscellaneous receivables and prepaid expenses	7,499	7,064
Deferred income taxes	5,716	5,716
Discontinued operations	428	410

Total current assets	113,566	114,043

Property, plant and equipment, net	59,498	52,702
Cash value of life insurance	14,884	15,490
Deferred income taxes	11,864	11,864
Goodwill	28,306	28,148
Other assets	489	501

Total assets	$228,607	$222,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,793	$22,967
Accrued expenses and other liabilities	25,941	28,231
Discontinued operations	496	681
Total current liabilities	45,230	51,879

Revolving line of credit	13,350	—
Security bonus plans	21,046	23,310
Deferred compensation	9,542	9,279
Construction in progress liability	7,065	3,377
Other liabilities	363	731
	51,366	36,697

Total Stockholders’ Equity	132,011	134,172

Total liabilities and stockholders’ equity	$228,607	$222,748

		LAWSON PRODUCTS, INC.
		QUARTERLY RESULTS
			(Dollars in thousands)
			Three months ended
	Mar. 31, 2012	Dec. 31, 2011		Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011

Average daily net sales	$1,187	$1,214		$1,178	$1,315	$1,311
Sequential quarter increase (decrease)	(2.2)%	3.1%		(10.4)%	0.3%	(0.1)%
Net sales	$75,962	$72,860		$75,366	$84,154	$82,579
Gross profit	41,334	38,993		42,546	48,299	49,939
Gross profit percentage	54.4%	53.5%		56.5%	57.4%	60.5%
Operating expenses	$44,167	$46,755	(1)	$45,617	$46,707	$46,194
Operating expense percentage	58.1%	64.2%		60.5%	55.5%	55.9%
Operating income (loss)	$(2,833)	$(7,762)		$(3,071)	$1,592	$3,745

(1)	Operating expense for the three months ended December 31, 2011 includes a non-recurring $1.2 million expense for the estimated cost of settling an employment tax matter and a non-recurring $1.1 million impairment charge related to certain long-lived assets.

Investor Relations:
Lawson Products, Inc.
Ronald J. Knutson
SVP, Chief Financial Officer
847-827-9666, ext. 2665

Media Contact:
Lawson Products, Inc.
Carolyn Ballard
Director, Corporate Communications
847-827-9666, ext. 2251